UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14323 (Commission File Number)	76-0568219 (IRS Employer Identification No.)
1100 Louisiana Street, 10th Floor, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Sixth Amended and Restated Partnership Agreement.  On August 10, 2011, the Board of Directors of Enterprise Products Holdings LLC (the “General Partner”), the general partner of Enterprise Products Partners L.P. (the “Partnership”), approved Amendment No. 1 (the “Amendment”) to the Partnership’s Sixth Amended and Restated Agreement of Limited Partnership dated November 22, 2010 (the “Partnership Agreement”). The Amendment was executed effective as of August 11, 2011. The Amendment amends the form of certificate evidencing ownership of the Partnership’s common units and updates the Partnership Agreement for other ancillary ministerial matters relating to such certificates.

In accordance with Section 13.1(d) of the Partnership Agreement, the General Partner has determined that the Amendment does not adversely affect the Partnership’s limited partners in any material respect and, therefore, that the amendment does not require approval of any such limited partner.

A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.	Financial Statements and Other Exhibits

   (c) Exhibits

Exhibit No.	Description
3.1	Amendment No. 1 to the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products Holdings LLC, its General Partner

Date: August 16, 2011	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to the Sixth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P., dated as of August 11, 2011.